EXHIBIT 99.1

Press Contacts:	Fred Pilon StockerYale, Inc. (603) 870-8229 email: fpilon@stockeryale.com

STOCKERYALE ANNOUNCES SECOND QUARTER 2004 FINANCIAL RESULTS

Company Reports Record Revenues And Order Bookings
Narrower Operating Loss

Salem, NH, July 26, 2004 - - StockerYale, Inc., (NASDAQ: STKR), a leading independent provider of photonics-based products today announced its financial results for the second quarter ended June 30, 2004

Revenues for the second quarter 2004 were $4.5 million, an increase of 24% over the $3.6 million reported in the second quarter of 2003, and up 7% sequentially from the prior quarter. Revenue growth was led by higher laser shipments and machine vision system sales from Southeast Asia. The operating loss for the quarter was $1.7 million versus $2.1 million, an 19% improvement. Excluding one-time costs associated with the previously announced manufacturing consolidations the operating loss would have been 33% lower or $1.4 million.

Second quarter order bookings increased to a record $5.2 million, a 65% increase over the comparable quarter in 2003 and a 7% sequential increase as the Company experienced higher demand across all product lines, as well as positive customer reception to new laser, LED and vision system products introduced in the second half of 2003. Due to higher sales and despite one-time consolidation costs, the Company reported a 51% increase in gross profit to $1.2 million from $0.8 million in the second quarter 2003. Gross margin was 27% versus 22% for the comparable quarter in 2003. Operating expenses were flat as lower R&D and selling expenses offset slightly higher G & A expenses. R&D spending represented 18% of revenues in the second quarter 2004 compared to 26% for the comparable quarter in 2003.

During the quarter the Company took additional steps to improve balance sheet quality and liquidity. In June the Company completed a $5.5 million note convertible at $2.15 per share. Proceeds were used to pay off the Company's senior credit facility and to provide additional working capital. As a result of convertible note conversions during the quarter and debt issuance costs the Company incurred a non-cash charge of $1.7 million. Based on a 40% decline in net debt from December 31, 2003 to June 30, 2004, the Company should experience lower interest charges.

"Building on the Company's first quarter momentum, the second quarter represented a record in terms of revenues and order bookings, as the Company generated new product revenues from substantial technology investments over the last two years," said Mark W. Blodgett, chairman and chief executive officer. "These second quarter results were achieved despite three weeks of lost production due to the consolidation of the Company's laser, fluorescent and fiber optic illumination manufacturing into its Montreal facility. In addition, the Company continued to make tremendous strides towards strengthening its balance sheet and increasing the Company's working capital position. The dramatic restructuring of operations to reduce costs, a refocused product development effort particularly in our specialty fiber product line, along with a more diversified sales strategy to create new sales opportunities for the Company's laser products in the defense and medical markets and the machine vision market for its advanced LEDs, has positioned the Company for continued financial improvement in the second half of 2004," Blodgett added.

Quarterly Highlights

    Record second quarter revenues ($4.5 million) and order bookings ($5.2 million).
    Annualized revenue per employee increased 25%.
    Gross profit increased 51% to $1.2 million; gross margin improved to 27%.
    Montreal manufacturing consolidation completed, resulting in future cost savings, improved working capital efficiency and faster product development.
    Completed a $5.5 million convertible note offering. Proceeds used to pay off senior credit facility and for growth capital.
    Received significant new customer orders for lasers, LEDs and vision systems reflecting improved industrial manufacturing capital spending, as well as new wins in the defense, medical and semiconductor equipment markets.

Outlook

"The Company is very pleased with the operational and financial progress exhibited during the second quarter having exceeded its internal financial and operational objectives for the period," said Blodgett. "The Company continues to see a strengthening in its traditional machine vision and electronic assembly inspection markets, and well as new growth opportunities for its products in the flat panel display inspection markets, medical, and military applications. The Company is particularly encouraged by the specialty fiber market outlook. This market was affected by the telecom downturn and experienced significant consolidation during the last two years. The market is stabilizing and new opportunities are emerging as military and telecom customers participate in the economic recovery. StockerYale's specialty fiber technology offers advantages to these customers and the company is likely to benefit going forward if this trend continues. Given stronger order bookings over the last three quarters, new product momentum, improving gross margins and further cost savings the Company is confident it will continue to exhibit a marked improvement in its overall performance."

Use of Non- GAAP Financial Measures

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance. However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results.

About StockerYale

StockerYale, Inc., headquartered in Salem, NH, is an independent designer and manufacturer of structured light lasers, light emitting diodes, (LEDs), fiber optic, and fluorescent illumination technologies as well as specialty optical fiber and phase masks for use in a wide range of markets and industries including the machine vision, telecommunications, aerospace, defense and security, utilities, industrial inspection, and medical markets.

StockerYale serves a widely varied, international customer base and reinvests a significant percentage of its revenues in R&D to meet the future requirements of its customers. StockerYale has offices and subsidiaries in the U.S. , Canada , Europe , and the Pacific Rim .

For more information about StockerYale and their innovative products, contact StockerYale, Inc., 32 Hampshire Rd., Salem, NH, 03079. Call 800-843-8011; Fax 603-893-5604;

Notice to Investors:

This press release contains forward-looking statements that do not give full weight to all the potential risks, but relate to StockerYale's plans, objectives, and expectations, which are dependent upon a number of factors outside of StockerYale's control including, but not limited to: uncertainty that StockerYale's new products will gain market acceptance; the risk that delays and unanticipated expenses in developing new products could delay the commercial release of those products and affect revenue estimates; the risk that one of our competitors could develop and bring to market a technology that is superior to those products that we are currently developing; and StockerYale's ability to capitalize on its significant research and development efforts by successfully marketing those products that the Company develops. You should also refer to the discussion under "Certain Factors Affecting Operating Results" in StockerYale's form 10-K for additional matters to be considered in this regard. Thus, actual results may differ materially. All Company, brand, and product names are trademarks or registered trademarks of their respective holders. StockerYale undertakes no duty to update any of these forward-looking statements. The second quarter results have been reviewed by our new independent registered public accounting firm, Vitale, Caturano & Company PC.

This press release also contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, the Company's future operating results and sales trends. Reliance should not be placed on forward looking statements because they involve known and unknown risks, uncertainties and other factors which are in some cases, beyond the control of StockerYale, which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

Consolidated Statement of Operations

($ In thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net Sales	$4,457	$3,586	$8,616	$7,170
Cost of Sales	3,267	2,800	6,177	5,435
Gross Profit	1,190	786	2,439	1,735
Research & Development Expenses	815	926	1,612	1,816
Selling, General & Administrative Expenses	2,023	1,879	3,802	3,883
Amortization of Intangible Assets	81	79	162	159
Operating Income/(Loss)	(1,729)	(2,098)	(3,137)	(4,123)
Interest & Other Income/(Expense)	31	(52)	40	(130)
Warrant & Debt Acquisition Expense	1,733	43	2,439	86
Interest Expense	239	210	399	351
Pretax Income/(Loss)	(3,670)	(2,403)	(5,935)	(4,690)
Tax Provision (Benefit)				(150)
Net Income/(Loss)	($3,670)	(2,403)	($5,935)	($4,540)
Earnings/(Loss) Per Share	($0.18)	($0.18)	($0.32)	($0.35)
Weighted Average Shares Outstanding	20,688,560	13,318,737	18,662,431	13,050,403

Consolidated Balance Sheet

($ In thousands except per share data)

Assets	June 30, 2004	December 31, 2003
Total Cash	$2,368	$1,008
Accounts Receivable, Net	2,960	2,102
Inventory	3,547	3,799
Other Current Assets	458	188
Total Current Assets	$9,333	$7,097
Property, Plant & Equipment, Net	19,294	20,550
Other Assets	4,682	5,042
	$33,309	$32,689

Liabilities & Stockholders Equity
Short-Term Debt	$2,585	$8,456
Current Liabilities	4,011	3,051
Total Current Liabilities	$6,596	$11,507
Other Liabilities	17	17
Long-Term Debt	4,836	3,934
Stockholders Investment	21,860	17,231
	$33,309	$32,689

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